UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2016

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 1, 2016, Spark Therapeutics, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present. At the Meeting, the stockholders of the Company voted on two proposals as follows: (i) to elect A. Lorris Betz, M.D., Ph.D., Anand Mehra, M.D., and Lota Zoth as Class I members of the Board of Directors to serve until their successors are duly elected and qualified (“Proposal 1”) and (ii) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016 (“Proposal 2”).
The Company’s stockholders approved Proposal 1. The votes cast at the Meeting were as follows:

•	On the election of A. Lorris Betz, M.D., Ph.D. as a Class I director- 19,686,147 shares voted for, 0 against and 3,220,562 shares withheld.

•	On the election of Anand Mehra, M.D. as a Class I director- 19,666,926 shares voted for, 0 against and 3,238,783 shares withheld.

•	On the election of Lota Zoth as a Class I director- 22,734,496 shares voted for, 0 against and 171,213 shares withheld.

There were 1,184,741 broker non-votes for Proposal 1.
The Company’s stockholders approved Proposal 2. The votes cast at the Meeting were as follows: 24,037,004 shares voted for, 51,927 shares voted against and 1,519 shares abstained. There were zero broker non-votes for Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: June 3, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel